CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3), and related Prospectus of Commtouch Software Ltd. for the registration of 1,406,612 of its ordinary shares and to the incorporation by reference therein of our report dated February 14, 2001, with respect to the consolidated financial statements and schedule of Commtouch
Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.








Tel-Aviv, Israel                                   KOST, FORER and GABBAY
August 22, 2001                            Certified Public Accountants (Israel)